UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2008

NetApp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

495 East Java Drive, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 822-6000

Network Appliance Inc.
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2008, NetApp, Inc. (the "Company") issued a press release announcing that Tom Georgens has been appointed to the Board of Directors of the Company (the "Board") to fill the newly created vacancy on the Board (see Item 5.03 below). Mr. Georgens has been the Company’s President and Chief Operating Officer since January 29, 2008. There are no related party transactions between the Company and Mr. Georgens requiring disclosure under Item 404(a) of Regulation S-K.

The Company also announced that Dan Warmenhoven, the Company’s Chief Executive Officer, has been appointed Chairman of the Board and Don Valentine has been appointed as lead independent director. Mr. Warmenhoven has been a member of the Board since October 1994 and Mr. Valentine has been a member of the Board since September 1994.

No arrangements or understandings and no family relationships exist between Messrs. Georgens, Warmenhoven or Valentine and the Company or any director or executive officer of the Company. A copy of the press release is attached as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2008, the Board amended the Company’s bylaws to increase the number of authorized directors on the Board from ten (10) to eleven (11).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.2 Certificate of Amendment to Bylaws of the Company
99.1 Press Release of NetApp, Inc., dated March 10, 2008

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetApp, Inc.

March 12, 2008	By:	/s/ Andrew Kryder

Name: Andrew Kryder
Title: Secretary, General Counsel, Senior Vice President, Legal and Tax

Top of the Form

Exhibit Index

Exhibit No.	Description

3.2	Certificate of Amendment to Bylaws of the Company
99.1	Press release of NetApp, Inc., dated March 10, 2008